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                                                                  EXHIBIT 5.3


                [Letterhead of Richards, Layton & Finger, P.A.]



                               October 19, 1999



First Commonwealth Financial Corporation
Old Courthouse Square
22 North Sixth Street
Indiana, Pennsylvania 15701


         Re:  First Commonwealth Capital Trust I
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Ladies and Gentlemen:

         We have acted as special Delaware counsel for First Commonwealth Financial Corporation, a Pennsylvania corporation ("First Commonwealth"), and First Commonwealth Capital Trust I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

         (a) The Certificate of Trust of the Trust, dated as of August 16, 1999 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware on August 16, 1999;

         (b) The Declaration of Trust of the Trust, dated as of August 16, 1999, among First Commonwealth, as sponsor, and the trustees of the Trust named therein;

         (c) The Amended and Restated Declaration of Trust of the Trust, dated as of September 8, 1999 (including Annex I and Exhibits A-1 and A-2 thereto) (the "Declaration"), among First Commonwealth, as sponsor, the trustees of the Trust named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust; and
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First Commonwealth Financial Corporation
October 19, 1999
Page 2

         (d) The registration statement on form S-4 (the "Registration Statement"), filed by the Trust on October 19, 1999, with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, relating to the proposed issuance by the Trust of $35,000,000 aggregate liquidation amount of the Trust's 9.50% Series B Capital Securities representing undivided beneficial interests in assets of the Trust (each, an "Exchange Capital Security" and collectively, the "Exchange Capital Securities") in exchange for $35,000,000 aggregate liquidation amount of the Trust's 9.50% Series A Capital Securities.

         Capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

         For purposes of this opinion, we have not reviewed any documents other than the documents listed or referred to in paragraphs (a) through (d) above.
In particular, we have not reviewed any document (other than the documents listed or referred to in paragraphs (a) through (d) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For purposes of this opinion, we have assumed (i) that the Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Declaration and the Certificate are in full force and effect, have not been amended and no amendment of the Declaration or the Certificate is pending or has been proposed, (ii) that each of the parties to the documents examined by us has been duly created, formed, or organized, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, formation or organization,
(iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom an Exchange Capital Security is to be issued by the Trust (the "Exchange Capital Security Holders") of a Capital Securities Certificate (substantially in the form attached to the Declaration as Exhibit A-
1) for the Exchange Capital Security and the payment for the Exchange Capital Security acquired by it in accordance with the Declaration and as described in the Registration Statement, and (vii) that the Exchange Capital Securities are issued and sold to the Exchange Capital Security Holders in accordance with the Declaration and as described in the Registration
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First Commonwealth Financial Corporation
October 19, 1999
Page 3

Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

         This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when duly executed, authenticated and delivered in the manner provided in the Declaration and issued in the Exchange Offer to the Exchange Security Holders as contemplated by the Registration Statement, the Exchange Capital Securities will be duly authorized and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust, and the Exchange Capital Security Holders will be entitled to the benefits of the Declaration and, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Exchange Capital Security Holders may be obligated, pursuant to the Declaration, to (a) provide indemnity and/or security in connection with and pay a sum sufficient to cover taxes or governmental charges (or other expenses) arising from transfers or exchanges of Exchange Capital Securities certificates and the issuance of replacement Exchange Capital Securities certificates, and (b) provide security and/or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration. Under the Business Trust Act, 12 Del. C. (S) 3801, et seq., and the Declaration, the issuance of
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the Exchange Capital Securities is not subject to preemptive or other similar rights.

         We consent to your relying as to matters of Delaware law upon this opinion in connection with the Exchange Offer. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                              Very truly yours,

                              /s/ Richards Layton & Finger, P.A.